UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2025, Unity Biotechnology, Inc. (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) that for the last 30 consecutive business days, the closing bid price of the Company’s common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Global Select Market pursuant to Listing Rule 5450(a)(1).

This notice has no immediate effect on the Company’s Nasdaq listing or trading of its common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 15, 2025, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by December 15, 2025, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. Qualification for a second compliance period also requires that the Company has submitted, no later than December 15, 2025, an application to transfer to the Nasdaq Capital Market, which the Company had submitted on June 9, 2025, as discussed below. If the Company is not eligible for the second compliance period or Nasdaq staff concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

In addition, and as previously disclosed on March 17, 2025, on March 14, 2025, the Company received a separate letter from Nasdaq notifying the Company that its stockholders’ equity as reported in its Annual Report on Form 10-K had fallen below the minimum stockholders’ equity requirement of at least $10,000,000 for continued listing on The Nasdaq Global Select Market set forth in Nasdaq Listing Rule 5450(b)(1)(A). The letter further indicated that, as of the date of the letter, the Company did not comply with certain requirements under the alternative standards set forth in Nasdaq Listing Rules 5450(b)(2) and 5450(b)(3) for continued listing on the Nasdaq Global Select Market. On April 28, 2025, the Company timely submitted a plan of compliance to Nasdaq requesting until August 15, 2025 to regain compliance with the stockholders’ equity requirement. As part of its efforts to regain compliance, on June 9, 2025, the Company also submitted an application to transfer to The Nasdaq Capital Market.

The Company intends to evaluate measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. There can be no assurance that the Company will be able to regain compliance with the minimum bid price or stockholders’ equity requirements, or will otherwise remain in compliance with other Nasdaq Listing Rules or that the Company’s common stock will not be delisted from Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s evaluation of measures to regain compliance under Nasdaq Listing Rules and remain listed on Nasdaq and the timing and process thereof, the ability of the Company to remain listed, and the Company’s expectations, beliefs, intentions or strategies regarding the future, and projections, forecasts or other characterizations of future events or circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including that the Company may be unable to regain compliance with the Nasdaq bid price or stockholders’ equity requirement or remain in compliance with other applicable Nasdaq listing standards; that the Company’s common stock may be delisted from Nasdaq; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties included in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 22, 2025 and in the Company’s other filings with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: June 20, 2025	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer